Exhibit 23.1

[BKD Letterhead]

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in the Registration Statement of Blue Valley Ban Corp. on Form S-1 of our report dated September 9, 2013, on our audits of the consolidated financial statements of Blue Valley Ban Corp. as of December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012. We also consent to the references to our firm under the caption “Experts.”

/s/ BKD, LLP

Kansas City, Missouri

December 4, 2013